UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

3700 State Street, Suite 350 Santa Barbara, California	93105
(Address of principal executive offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

___________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2018, Gerard F. Hug, chief executive officer and a director of Digital Locations, Inc. (the “Company”), notified the Company that he will resign from his positions as the Company’s chief executive officer and member of the board of directors, effective immediately. Mr. Hug’s resignation was not due to any disagreement related to the Company’s operations, policies or practices, financial status or financial statements.

Effective June 9, 2018, William E. Beifuss, Jr., the Company’s President and Acting Chief Financial Officer will serve as Interim Chief Executive Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL LOCATIONS, INC.

Date: June 11, 2018	By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.
President

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